Exhibit 10.9

FIRST AMENDMENT TO

MINING PRODUCTION WORK AGREEMENT

THIS FIRST AMENDMENT TO MINING PRODUCTION WORK AGREEMENT (“First Amendment”) is entered into as of Sept 23 2013, by and between COMPANIA MINERA PANGEA SA DE CV, (“Contracting Party”), and EXPLORACIONES MINERAS DEL DESIERTO SA DE CV, a, (“Contractor”).  In addition, MCEWEN MINING INC., a Colorado corporation, (“McEwen”) is party to this First Amendment only for purposes of issuing shares of its common stock to Contractor pursuant to the terms of this First Amendment.

RECITALS:

A.                                    Contracting Party and Contractor entered into that certain Mining Production Work Agreement dated as of October 15, 2011 (“Agreement”) pertaining to the mineral production work to be completed by Contractor at the project known as El Magistral (the “Project”).  Capitalized terms not otherwise defined herein shall have the meanings set forth in the Contract.

B.                                    With the letter dated January 2, 2013, Contracting Party and Contractor agreed to increase the price per tonne as described in the letter (“Letter”), which is attached hereto as Exhibit A.

C.                                    Contracting Party and Contractor desire to amend the Agreement on the terms and conditions of this First Amendment.

NOW THEREFORE, in consideration of the Recitals, which are incorporated in and made a part of this First Amendment, and other good and valuable consideration, the parties agree as follows:

1.                                      Increased Production Program.  For the six (6) month period(the “Term”) beginning September, 1, 2013(the “effective Date”) (unless earlier terminated under Paragraph 3 herein or extended by written agreement), it is agreed that Contractor will increase the production program of 30,000 tonnes per day to a maximum of 42,000 tons per day.  Beginning on the Effective Date, the price per ton above 30,000 tonnes per day will be paid for at a price of $1.50/ton.  If the production is less than 30,000 tons for reasons attributable to Contractor, the price will be $1.45/ton.  In both cases the price is plus adjustment for distances over 1,500 meters as stated in the Agreement.  The maximum estimated production program will be integrated as provided in the table attached hereto as Exhibit B.

2.                                      Payment Method for Increased Production Program.  Of total monthly surplus tons over 30,000 tons per day 50% of the payment due will be deferred until March 30, 2014 (with no payment of interest) and the other 50% of payment due (before taking into account any applicable taxes) will be paid by the issuance of shares of common stock of McEwen (the “Shares”) to Contractor.  Contractor shall deliver a monthly statement of production (“Production Statement”) to Contracting Party no later than five business days after the last day of each month during the Term, which displays the total production for the month, the applicable price per tonne, and the total amount owed to Contractor.  Concurrent with the delivery of the Production Statement, Contractor must deliver to Contracting Party and McEwen a Notice and Agreement of Share Issuance, substantially in the form attached hereto as Exhibit C, specifying the number of Shares owed to Contractor for the applicable month; as well, an invoice for the 50% deferred payments (which for certainty, will include any applicable taxes on the 100% of the funds due to Contractor). The deferred payment shall be payable in full(with no interest) within thirty (30) days following the end of the Term.  The Shares shall be issued to Contractor within 30 days of McEwen’s receipt of the Notice and Agreement of Share Issuance.  The number of Shares to be issued in the applicable month will be determined by dividing the dollar amount owed to Contractor that is to be paid in Shares by the final closing price of McEwen’s common stock on the last of the month in which the NYSE is open for business that corresponds to the month for which the payment is due (“Share Price”).

3.                                      Maximum Shares Issued.  Notwithstanding anything to contrary, the maximum number of Shares to be issued under this First Amendment shall be 2,500,000 Shares.  This First Amendment shall automatically terminate upon issuance of 2,500,000 Shares hereunder.

4.                                      Contractor Representations and Warranties.  Contractor represents that the Shares are being acquired for Contractor’s own account and for investment purposes only, and without the intention of reselling or redistributing the same in violation of applicable securities laws; Contractor has made no agreement with others regarding the transfer, assignment or distribution of the Shares.

The Shares have not been and will not be registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”) and may not be offered or sold (including hedging transactions involving such securities) in the United States or to any U.S. Person (as defined in Rule 902 of Regulation S adopted under the Securities Act), unless the securities are registered under the Securities Act and all applicable state securities laws or an exemption from such registration requirements is available.

No representation has been made by or on behalf of McEwen as to the applicable minimum statutory hold period for the Shares.  McEwen is under no further obligation to register the Shares or file a prospectus qualifying the distribution of the Shares or to take any other action to allow Contractor to sell the Shares.

Contractor understands that the certificates representing the Shares will bear a legend substantially in the following form:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY OTHER FEDERAL, PROVINCIAL OR STATE SECURITIES LAWS.  THESE SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULES 901 THROUGH 905 OF REGULATION S UNDER THE SECURITIES ACT, (B) IN

COMPLIANCE WITH RULE 144 OR 144A THEREUNDER, IF AVAILABLE, AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, (C) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT, OR (D) IN ANOTHER TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS, AND THE HOLDER HAS, PRIOR TO SUCH SALE, FURNISHED TO MCEWEN AN OPINION OF COUNSEL OR OTHER EVIDENCE OF EXEMPTION, IN EITHER CASE REASONABLY SATISFACTORY TO MCEWEN.  HEDGING TRANSACTIONS INVOLVING THESE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE LISTED ON THE TORONTO STOCK EXCHANGE (“TSX”); HOWEVER, THE SAID SECURITIES CANNOT BE TRADED THROUGH THE FACILITIES OF TSX SINCE THEY ARE NOT FREELY TRANSFERABLE, AND CONSEQUENTLY ANY CERTIFICATE REPRESENTING SUCH SECURITIES IS NOT “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON TSX.

McEwen agrees to use reasonable commercial efforts to assist Contractor in obtaining the removal of the foregoing legends upon the expiry of the applicable statutory holding periods.

The Shares are speculative in nature and there are risks associated with the acquisition thereof, and Contractor has such knowledge, sophistication and experience in business and financial matters as to be capable of evaluating the merits and risks of its investment in the Shares, fully understands the speculative nature of the Shares and is able to bear the economic risk of loss of its entire investment.

Contractor has not received or been provided with a prospectus, offering memorandum or any sales or advertising literature in connection with this First Amendment or the acquisition of the Shares.  However, Contractor has had the opportunity to review the periodic reports filed by McEwen with the U.S. Securities and Exchange Commission (“SEC”), including its annual report on Form 10-K for the year ended December 31, 2012, its quarterly reports on Form 10-Q for the quarters ended March 31 and June 30, 2013, its current reports on Form 8-K filed during 2013 and its proxy statement for the annual meeting of shareholders for 2013 (the “Periodic Reports”).  Contractor’s decision to enter into this First Amendment was not based upon, and Contractor has not relied upon, any verbal or written representations concerning the Shares made by or on behalf of McEwen other than the information contained in the Periodic Reports.

McEwen and its counsel are relying on the representations, warranties and covenants of Contractor’s contained in this Paragraph of the First Amendment and Contractor agrees to indemnify McEwen, and each of its directors, officers, employees, agents and representatives against all losses, claims, costs, expenses, damages or liabilities which any of them may suffer or incur as a result of or arising from reliance thereon.

Contractor hereby represents and warrants to, and covenants with, McEwen as follows as at the date hereof:

(a)                                 Contractor is not a person in the United States nor a U.S. Person (as defined in Rule 902(k) of Regulation S under the Securities Act) and not purchasing the Shares on behalf of a person in the United States or a U.S. Person;

(b)                                 Contractor has its head office in Mexico and is organized under the laws of Mexico.

(c)                                  The Shares have not been offered to Contractor in the United States and that this First Amendment and any subsequent Notice and Agreement of Share Issuance has not been signed in the United States;

(d)                                 Contractor will not offer, sell or otherwise dispose of the Shares in the United States or to a U.S. Person unless (A) such offer, sale or disposition is made in accordance with an exemption from the registration requirements under the Securities Act and the securities laws of all applicable states of the United States or (B) the SEC has declared effective a registration statement in respect of such securities.

Contractor acknowledges and agrees that McEwen and its agents and advisors may each collect, use and disclose its name and other specified identifiable information (“Information”), including the number of Shares distributed to Contractor hereunder for purposes of meeting legal, regulatory and audit requirements and as otherwise permitted or required by law or regulation.  Contractor consents to the disclosure of that Information.  Such information is being collected for the purposes of completing the distribution of the Shares to Contractor which includes, without limitation, determining the eligibility of Contractor to receive the Shares under applicable securities laws, preparing and registering certificates representing the Shares to be issued hereunder and completing filings required under applicable securities laws and/or securities regulatory authorities.  Contractor hereby consents to the collection, use and disclosure of such Information.

By receiving the Shares, Contractor acknowledges (a) that Information concerning Contractor will be disclosed to the relevant Canadian securities regulatory authorities, including the Ontario Securities Commission (the “OSC”), and may become available to the public in accordance with the requirements of applicable securities and freedom of information laws and Contractor consents to the disclosure of the Information; (b) the Information is being collected indirectly by the applicable Canadian securities regulatory authority under the authority granted to it in securities legislation; and (c) the Information is being collected for the purposes of the administration and enforcement of the applicable Canadian securities legislation; by receiving the Shares, Contractor shall be deemed to have authorized such indirect collection of information by the relevant Canadian securities regulatory authorities.  Questions about such indirect collection of Information by the OSC should be directed to the Administrative Assistant to the Director of Corporate Finance, OSC, Suite 1903, Box 55, 20 Queen Street West, Toronto, Ontario M5H 3S8 or to the following telephone number (416) 593-8086.

5.                                      Governing Law.  This First Amendment shall be construed, interpreted and enforced in accordance with, and the respective rights and obligations of the parties shall be governed by United States law.

6.                                      Notices.  All notices or other communications required or permitted to be given under this First Amendment shall be sufficiently given if in writing and personally delivered, delivered by recognized courier service (such as Federal Express) or certified United States Mail, return receipt requested, or sent by e-mail transmission to the appropriate address set forth below.

If to McEwen:

McEwen Mining Inc.

181 Bay Street, Suite 4750

Box 792

Toronto, Ontario M5J 2T3

CANADA

Attention:  Nils Engelstad

nils@mcewenmining.com

If to Contracting Party:

Blvd. Antonio Rosales 855 Ote Altos 12

Col. Morelos

C.P. 81460

Guamuchil, Sinaloa, Mexico

If to Contractor:

Del cobre No. 95

Col. Parque Industrial

C.P. 83299

Hermosillo, Sonora, Mexico

7.                                      Survival and Ratification.  The Agreement and the Letter shall remain in full force and effect, fully binding on Contracting Party and Contractor and unmodified except as expressly provided herein.  The Agreement, as amended hereby, is hereby ratified and confirmed by Contracting Party and Contractor.

8.                                      Counterparts; Electronic Delivery.  This First Amendment may be executed in any number of counterparts, each of which shall be an original, but all of such counterparts shall together constitute one and the same document.  Delivery of an executed counterpart of this First

Amendment by facsimile, e-mail or by other electronic means shall be equally as effective as delivery of a manually executed counterpart of this First Amendment.

SIGNATURES ON THE FOLLOWING PAGE

IN WITNESS WHEREOF, the parties have executed this First Amendment to be effective as of the date first above written.

CONTRACTOR:

/s/ Euridice Gonzalez

Euridice Gonzalez
Legal Representative
Compania Minera Pangea S.A. de C.V.

CONTRACTING PARTY:

/s/ Samuel Fraijo Flores

Samuel Fraijo Flores
Legal Representative
Exploaciones del Desierto S.A de C.V.

MCEWEN:
MCEWEN MINING INC.,
a Colorado corporation

/s/ William A. Faust

COO. William A. Faust
McEwen Mining

EXHIBIT A

TO FIRST AMENDMENT TO

MINING PRODUCTION WORK AGREEMENT

See attached Letter.

2 de Enero 2013

Ing. Samuel Fraijo,

Espero que haya tenido una buena Navidad junto con su familia y amigos.

Recibí su carta del 4 de Diciembre del año en curso con sus propuestas de nuevos precios de minado . Entiendo que tanto sus costos como los nuestros están subiendo y que tenemos que alcanzar un acuerdo que sea benéfico para ambas empresas. EMD es el contratista más importante para Magistral y representa el 60% de los costos de nuestra operación durante 2012.

Como usted tiene conocimiento, el 2012 fue el primer año del contrato entre EMD y CMP. La tabla que sigue muestra las metas en términos de producción.

	Year 1	Year 2
LEACH
Sagrado Corazon	220,000	220,000
Lupita	577,000	577,000
Samaniego
Total	797,000	797,000

WASTE
Sagrado Corazon	506,000	506,000
Lupita	3,000,400	3,000,400
Samaniego	5,806,667	5,806,667
Total	9,313,067	9,313,067

TOTAL
Sagrado Corazon	726,000	726,000
Lupita	3,577,400	3,577,400
Samaniego	5,806,667	5,806,667
Total	10,110,067	10,110,067

Es importante notar que la meta de 10.1 millones de toneladas no se logró y que terminaremos el año con un total de 9.0, es decir, con un déficit del 10%. Esperamos que en el 2013 podamos incrementar las toneladas para eliminar este déficit. Lo anterior se basa en los 10.1 millones de toneladas estipuladas por contrato en el segundo año de operaciones ya que para continuar el desarrollo de Magistral necesitamos minar alrededor 12.2 millón de toneladas.

Además de lo anterior, uno de los temas durante del año fue la baja disponibilidad de equipos basado en el 90% estipulado por contrato. Como tu sabes, en el 2012 no aplicamos ninguna penalización por baja disponibilidad, pero de acuerdo al contrato este concepto está pendiente de cubrir por su parte.

La siguiente tabla muestra los resultados por el segundo mitad de 2012:

	PORCENTAJE DE DISPONIVILIDAD
EQUIPO	JUNIO	JUUO	AGOSTO	SEPTIEMBRE	OCTUBRE	NOVIENBRE
CARGADORES	38.16	67.2	68.75	71.6	60.59	63.78
CAMIONES	75.37	70.24	65.31	60.00	84.02	78.86
ROTARIAS	71.08	49.12	48.15	46.94	46.27	67.23
EQIPO.AUX.	57.93	52.21	50.08	50.55	63.11	53.32

Los datos que se tomaron para la fabricación de esta tabla son de equipo que habitualmente se está trabajando, dejando fuera equipo que esta en mina pero que nunca a trabajado, a continuación se nombran los criterios tomados por familia de equipo.

Cargadores.- Se tomaron los siguientes equipos (992 #204, 988F y 988H).

Camiones.- Se toman los (4) terex 100, los(2) 773, y (3)740, a partir de que estos llegaron.

Rotarias.- en la tabla entran DM45,DM30,780 y 720.

Equipo Auxiliar.- 3 tractores D8, 1 tractor D9, 2 tractores D6, 2motoniveladoras, 2 pipas de agua, excavadora.

La baja disponibilidad fue el elemento más significativo para el fracaso en alcanzar la meta de producción en 2012. Pangea necesita alcanzar sus metas de 2013 y para eso es indispensable que haya una mejoría en la disponibilidad y un reconocimiento de su parte que el mantenimiento de los equipos deben mejorar, así mismo queremos contar con la certeza de que su almacén cuenta con las refacciones y partes importantes para mantenimiento preventivo y correctivo.

También que las requisiciones de partes tengan un tiempo de respuesta razonable y que nuestro personal gerencial pueda autorizar la compra de partes cuando éstas sean urgentes y no sea necesario esperar a su autorización para proceder a la compra. Nosotros podemos comprar las partes y podemos pasarle a usted los costos sin cargo de administración. Sabemos por la experiencia en este año que los tiempos de respuesta de compra de partes ha sido lenta en más de muchas ocasiones. He podido notar que muchos de los equipos importantes no cuenta con un buen mantenimiento preventivo, ya que si bien en apariencia es equipo nuevo, tiene muchas horas de trabajo como ha sido el caso de los cargadores. Pienso que puede mejorar la inversión de mantenimiento si reemplaza el equipo con muchas horas de trabajo por equipo en mejores condiciones.

Por otro lado si hay equipos nuevos o semi-nuevos como los camiones, considero que es posible para EMD alcanzar mejor disponibilidad sin inversiones grandes en más mantenimiento.

Por estas razones estamos proponiendo tres casos de mejora de precios por 2013 que refleje el nivel de desempeño de EMD.

Por la producción de la mina la propuesta es la siguiente:

Caso 1: Si la disponibilidad de los equipos es un mínimo de 90% o el promedio de producción total de la mina diario es un mínimo de 33,000 toneladas por día.

Caso2: Si la disponibilidad de los equipos está entre 60% y 90% o el promedio de producción total de la mina diario es un mínimo de 30,000 toneladas por día.

Case 3: Si la disponibilidad es menor a 60% o el promedio de producción diario es menor a 28,000 toneladas por día.

La siguiente tabla muestra los precios () a pagar cada dos semanas basado en los cálculos por el mismo periodo:

	Mineral y Esteril				Relleno Vegetal, Jales
Concepto	Actual -2012	Caso 1- 2013	Caso 2 - 2013	Caso 3 - 2013	Actual -2012	2013
Disponibilidad		>=90%	>=60%	<60%
Tonelada por día de mina		>32,000	>30,000	>28,000
Perforación	$0.22	$0.24	$0.230	$0.225
Carga	$0.30	$0.32	$0.315	$0.310	$0.25	$0.26
Acarreo(hasta 1,500 mts)	$0.70	$0.74	$0.735	$0.730	$0.70	$0.73
Equipo Auxiliar	$0.18	$0.20	$0.190	$0.185	$0.18	$0.19
Total	$1.40	$1.50	$1.470	$1.450	$1.13	$1.18
% Incremento		7.1%	5.0%	3.6%		4.4%

Para la producción de trituración la propuesta es la siguiente:

Caso 1: Si la disponibilidad de los equipos es un mínimo de 90% o el promedio de producción total de trituración diario es un mínimo de 3,400 toneladas por día.

Caso2: Si la disponibilidad de los equipos es entre 60% y 90% o el promedio de producción total de trituración diario es un mínimo de 3,000 toneladas por día.

Case 3: Si la disponibilidad es menos del 60% o el promedio de producción trituración diario es un mínimo de 2,800 toneladas por día.

La siguiente tabla muestra los precios a pagar cada dos semanas basados en los cálculos por el mismo periodo:

Concepto	Actual -2012	Caso 1 - 2013	Caso 2 - 2013	Caso 3 - 2013
Disponibilidad		>=90%	>=60%	<60%
Tonelada por día a quebadora		>3,400	>3,000	>2,800
Alimentación	$0.25	$0.27	$0.265	$0.260
Carga de Mineral	$0.25	$0.27	$0.265	$0.260
Acarreo de Mineral	$0.60	$0.64	$0.630	$0.620
Extedido y Ripeado	$0.25	$0.27	$0.260	$0.260
Equipo Auxiliar	$0.05	$0.05	$0.050	$0.050
Total	$1.40	$1.50	$1.470	$1.450
% Incremento		7.1%	5.0%	3.6%

En todos casos será un cálculo por separado cada 2 semanas que corresponda con las fechas que están publicados por CMP por las semanas en 2013, estamos proponiendo a esperar un mes o hasta 4 de Febrero a aplicar los nuevos precios en las tablas anteriores para cubrir la penalización por baja disponibilidad en 2012.

Por fin para tener más certeza en nuestros costos estamos proponiendo que el único ajuste de los costos de EMD será en enero con una nueva tabla de precios por tonelada.

Esperamos un prospero año Nuevo 2013 para ambas empresas y la disponibilidad de incrementar nuestra relación mercantil con el desarrollo del proyecto El Gallo fase 2.

/s/ William A. Faust
William A. Faust
COO - McEwen Mining

/s/ Euridice Gonzalez	/s/ Samuel Fraijo Flores
Euridice Gonzalez	Samuel Fraijo Flores
Representante LegaI	Representante legal
Compañía Minera Pangea S.A. de C.V.	Exploraciones Mineras
del Desierto S.A. de C.V.

EXHIBIT B

TO FIRST AMENDMENT TO

MINING PRODUCTION WORK AGREEMENT

Month	Tonnes	Tons with payment deferred until March 30, 2014	Tons paid in shares
September 2013	360,000	180,000	180,000
October 2013	360,000	180,000	180,000
November 2013	360,000	180,000	180,000
December 2013	360,000	180,000	180,000
January 2014	360,000	180,000	180,000
February 2014	360,000	180,000	180,000
Total	2,160,000	1,080,000	1,080,000
USD/Ton	$1.50	$1.50	$1.50
Amount	$3,240,000.00	$1,620,000.00	$1,620,000.00

EXHIBIT C

TO FIRST AMENDMENT TO

MINING PRODUCTION WORK AGREEMENT

NOTICE AND AGREEMENT OF SHARE ISSUANCE

Contractor hereby provides notice of its request for issuance of Shares under the First Amendment to Mining Production Agreement dated August     , 2013 (the “First Amendment”) for the month of                         , 2013 as to                        shares of common stock of McEwen Mining Inc. (“Shares”), which has been calculated as follows:

$	/	$	=
Dollar Amount owed		Share Price		# of Shares

Contractor understand that no Shares will be issued unless and until, in the opinion of McEwen Mining Inc. (“McEwen”), any applicable registration requirements of the Securities Act of 1933, as amended (the “Act”), and any applicable listing requirements of any securities exchange on which stock of the same class is then listed, and any other requirements of law or any regulatory bodies having jurisdiction over such issuance and delivery, shall have been fully complied with and approvals received.  Contractor hereby represents and warrants that all representations and warranties made in the First Amendment are true and correct as of the date set forth below.  Contractor further represents that the Share Price listed above equals the final closing price of shares of McEwen common stock (MUX) on the last business day of the month that corresponds to this Notice and Agreement of Share Issuance.

CONTRACTOR:

COMPANIA MINERA PANGEA SA DE CV,

By:

Name:

Title:

Date: